CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Wells Fargo Funds Trust

We consent to the use of our report dated April 28, 2018, with respect to the financial statements of Wells Fargo Target Today Fund, Wells Fargo Target 2010 Fund, Wells Fargo Target 2015 Fund, Wells Fargo Target 2020 Fund, Wells Fargo Target 2025 Fund, Wells Fargo Target 2030 Fund, Wells Fargo Target 2035 Fund, Wells Fargo Target 2040 Fund, Wells Fargo Target 2045 Fund, Wells Fargo Target 2050 Fund, Wells Fargo Target 2055 Fund, and Wells Fargo Target 2060 Fund (formerly Wells Fargo Dow Jones Target Today Fund, Wells Fargo Dow Jones Target 2010 Fund, Wells Fargo Dow Jones Target 2015 Fund, Wells Fargo Dow Jones Target 2020 Fund, Wells Fargo Dow Jones Target 2025 Fund, Wells Fargo Dow Jones Target 2030 Fund, Wells Fargo Dow Jones Target 2035 Fund, Wells Fargo Dow Jones Target 2040 Fund, Wells Fargo Dow Jones Target 2045 Fund, Wells Fargo Dow Jones Target 2050 Fund, Wells Fargo Dow Jones Target 2055 Fund, and Wells Fargo Dow Jones Target 2060 Fund, respectively), twelve of the funds comprising the Wells Fargo Funds Trust, as of February 28, 2018, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 25, 2018